Exhibit 10.1

Grubb & Ellis Bissell Patrick
15720 John J. Delaney Drive
Suite 500
Charlotte NC 28277
Phone: 704-248-2100, Fax: 704-248-2101

LISTING AGREEMENT RENEWAL AND/OR AMENDMENT

The LISTING AGREEMENT RENEWAL AND/OR AMENDMENT made this December 15, 2003 revising or amending that listing dated February 21, 2003 entered into by and between:

Interstate Land Investors II

(Seller/Landlord”) and

Grubb & Ellis/Bissell Patrick (“Listing Agency”).

for the Property known as:

York County Tax Parcel #’s 7160000147 and 7180000146

is hereby amended as follow: (Check ALL applicable revisions)

☒	Renewed and extended until midnight, December 31, 2004

☐	Price shall be changed from $ n/a to $ n/a

☐	Other Revisions: n/a

All other terms and conditions shall remain the same.

Seller/Landlord and Listing Agency each hereby acknowledges receipt of a signed copy of this document.

THE NORTH CAROLINA ASSOCIATION of REALTORS®, INC. MAKES NO REPRESENTATION AS TO THE LEGAL VALIDITY OR ADEQUACY OF ANY PROVISION OF THIS FORM IN ANY SPECIFIC TRANSACTION.

LISTING AGENCY:	Grubb & Ellis/Bissell Patrick

(Name of Firm)

By:	/s/ Bailey W. Patrick	(SEAL)

SELLER/LANDLORD:

Individual:		Business Entity:

	(SEAL)	Interstate Land Investors II

(Name of Firm)

	(SEAL)	By:	/s/ James A. Gray	(SEAL)

Title: Asset Manager

North Carolina Association of REALTORS®, Inc.
PREPARED BY AGENT: Bailey W. Patrick, President
Standard Form 575 Listing Agreement Renewal And/Or Amendment. North Carolina Association of REALTORS®
© 7/2002

Agent	Seller(s)/Landlord

LISTING AGREEMENT OF PROPERTY FOR SALE

This Listing Agreement of Property for Sale is made this 21st day of February, 2003,

by and between	Grubb & Ellis/Bissell Patrick	(“Listing Agency”),

(Name of Firm)
and Interstate Land Investors, II, (“Seller”)

In consideration of Listing Agency’s agreement to list the following described property, hereinafter known as “Property”, for sale and to use its efforts to find a Buyer, the undersigned Seller agrees with Listing Agency as follows:

1. EXCLUSIVE RIGHT TO SELL: For a period extending until midnight on November 30, 2003, Listing Agency shall have the exclusive right to Sell the Property as agent of Seller at the price and on the terms set forth below, or upon such other terms as may be agreed upon in writing by Seller with any Buyer.

2. BROKER, COOPERATION/AGENCY RELATIONSHIP: Listing Agency has advised Seller of Listing Agency’s general company policy regarding cooperating with Subagents, Buyer’s Agents or Dual Agents. Seller has received and read the “Working with Real Estate Agents” publication, and agrees to authorize the Listing Agency to compensate (subject to paragraphs 7.b.(i) and 7.b.(ii)) and cooperate with the following: (CHECK ALL APPLICABLE AGENCIES)

☐	Subagents representing only the Seller,

☒	Buyer Agents representing only the Buyer

☒	Seller authorizes Listing Agency to act as a Dual Agent representing both the Seller and Buyer in the same transaction. (When Dual Agency occurs, a separate agreement will be executed.)

Listing Agency agrees to inquire of all agents at the time of initial contact as to their agency status. A written disclosure of agency shall be provided to Seller in connection with the presentation of any contract pursuant to this Listing Agreement.

3.	PROPERTY: (Address) Goldhill Road at Interstate 77 in Fort Mill, South Carolina (Legal Description/Description) York County Tax Parcel #’s 7180000147 and 7180000146

☒ See attached Exhibit A for legal description/description of premises.

4.	LISTING GUIDELINES:

Seller Price		Other Terms

Seller Financing Terms	Cash at Closing	$103,000 Per Acre for Tract 1A (17 Acres)
$32,500 Per Acre for Tract 1D (31.23 Acres)

Possession Delivered	at Closing

SIGNS: You ☒ may ☐ may not place a sign on the Property. Seller agrees to remove all other signs.

ADVERTISING: You ☒ may ☐ may not advertise the Property.

DATABASE LISTING: This listing ☒ may be ☐ may not be entered in available database listings.

MARKETING EXPENSE: In the event that the Property does not sell during the term of this Agreement, Seller shall nonetheless be obligated to reimburse Listing Agency for actual expenses incurred in marketing the Property up to the amount of $ -0- .

5.	SPECIAL PROVISIONS (an addendum if attached, is incorporated herein by reference):

See Addendum

North Carolina Association of REALTORS®, Inc.	STANDARD FORM 571
© 7/2002
Agent Initials Sellers Initials

6. COOPERATION WITH LISTING AGENCY:

a. EXCLUSIVE RIGHTS: Seller agrees to cooperate with Listing Agency (or agents acting for or through it) to facilitate the sale of the Property. The Property may: be shown only by appointment made by or through Listing Agency. Seller shall refer to Listing Agency all inquiries or offers it may receive regarding this Property. Seller agrees to cooperate with Listing Agency in bringing about a sale of the Property to furnish Listing Agency with a copy of any lease or master lease affecting the Property and to immediately refer to Listing Agency all inquiries by anyone interested in the Property. All negotiations shall be conducted through Listing Agency. Listing Agency shall be identified as the contact firm with all state and local economic development agencies being notified of the Property’s availability.

b. SERVICES: No management services, repair services, collection services, notices, legal services or tax services shall be implied as being provided by the Listing Agency by this agreement In the event that the Listing Agency does procure any of these services at the request of the Seller, it is understood and agreed that Listing Agency shall only be acting in the capacity of procurer for the Seller and shall accrue no liability or responsibility in connection with any services so obtained on behalf of Seller. This exclusion of liability and responsibility shall not apply in the event that Listing Agency directly contracts with Seller to provide any such service.

c. LATER SALE TO PROSPECT: If within 90 days after the expiration of the exclusive listing period Seller shall directly or indirectly sell or agree to sell the Property to a party to whom Listing Agency (or any other agent acting for or through Listing Agency) has communicated concerning the Property during this exclusive period, Seller shall pay Listing Agency the same commission to which it would have been entitled had the sale been made during the exclusive listing period; provided, that names of prospects are delivered or postmarked to the Seller within 30 days after the expiration of the exclusive listing period. In the event the subject Property is exclusively listed for sale with another agency after the expiration of this agreement and a registered prospect options or contracts to purchase the Property within 90 days of the expiration of this agreement, then the Seller shall pay to the Listing Agency 100% of the commission provided for in Paragraph 7 below. It is not Listing Agency’s intention to hereby obligate Seller to two commissions; Seller should insure that any prospects registered pursuant to this subparagraph are excluded from any subsequent listing agreement. The number of prospects Listing Agency may register upon expiration of the listing period is limited to (5) five.

7. COMMISSIONS: The amount, format or rate of real estate commissions is not fixed by law. Commissions are set by each broker individually and may be negotiable between principal and broker.

     a. Sales Commissions:

     (i) Listing Agency’s commission shall be calculated according to the schedule in Paragraph 7a.(ii). Commissions shall be paid in cash or by bank check. Gross sales price shall include any and all consideration received or receivable, in whatever form, including, but not limited to, the assumption or release of existing liabilities. The commission shall be paid upon delivery of the deed or other evidence of transfer of title or interest; provided, however, if the transaction involves an installment contract, then payment shall be made upon the signing of such installment contract. In the event Seller contributes or conveys the Property or any interest therein to a joint venture, partnership or other business entity or executes an exchange, the commission shall be calculated on the fair market value of the Property or interest therein contributed, conveyed, transferred or exchanged and shall be payable at the time of the contribution, conveyance, transfer or exchange.

     (ii) Schedule of Commissions (complete each option which might apply:)

     (1) OUTRIGHT SALE OF PROPERTY (INCLUDING PERSONAL PROPERTY): 6% of the gross sales price of real property, PLUS n/a% of the gross sales price of personal property.

     (2) OUTRIGHT SALE OF LAND OR LAND WITH A BUILD TO SUIT SALE CONTRACT: n/a% of the listed price of the land, PLUS n/a% of the gross cost of the improvements provided to the Property upon issuance of the occupancy permit or completion of the improvements as agreed to prior to, during or within one (1) year of the construction phase of the project.

     (3) GROUND LEASE WITH A BUILD TO SUIT, PURCHASE OF IMPROVEMENT: n/a% of the gross ground rents over the life of the lease, PLUS n/a% of the gross cost of the improvements provided to the

STANDARD FORM 571
© 7/2002
Agent Initials Sellers Initials

Property upon issuance of the occupancy permit or completion of the improvements as agreed to prior to, during or within one (1) year of the construction phase of the project.

     (4) EXCHANGES: n/a% of the market value of the listed property being exchanged by the Seller. Listing Agency is also entitled to n/a% commission (as Selling Agent) on the market value of the replacement property acquired by Seller if it played any role in acquiring, locating or identifying the replacement property. Seller shall pay the commission due Listing Agency on the replacement property in the event Listing Agency is not able to secure payment of same by the seller of the replacement property.

     (iii) Options/Earnest Money: n/a% of any option fees or earnest money shall be paid to Listing Agency at the time such monies are paid to Seller; should there be a forfeiture of option fees or earnest money, Listing Agency shall be entitled to n/a% of such forfeited funds; said amounts to be applied to commissions payable pursuant to paragraph 7.a.(ii) above; provided, Listing Agency shall not be paid, on account of this provision, an amount in excess of its entitlement pursuant to paragraph 7.a.(ii) above.

     b. General Commissions Provisions:

     (i) Listing Agency shall not be required to compensate or pay any commission to, either directly or indirectly, a Buyer (or principal, officer, director, partner, member or substantial shareholder thereof) who seeks to be compensated or paid a commission in connection with any transaction with Seller pursuant to this agreement.

     (ii) If Listing Agency shall have worked directly with a Buyer in connection with the Property, either as a client or a customer, and such relationship is evidenced in writing (either by an Agency Disclosure - NCAR Form #510 or substantially similar registration document), then Listing Agency shall not be permitted to compensate or pay any commission to another real estate agent (not associated with Listing Agency) in connection with any transaction pursuant to this agreement, which transaction involves said Buyer so registered; provided, however, Listing Agency shall be permitted to compensate a cooperating agency who is the procuring cause of such transaction.

     (iii) In the event Seller fails to make payments within the time limits set forth herein, then the delinquent amount shall bear interest from the date due until paid at the maximum rate permitted in the state in which the office of the Listing Agency is located. If Listing Agency is required to institute legal action (including mediation or arbitration) against Seller relating to this or any agreement of which it is a part, Listing Agency shall be entitled to reasonable attorney’s fees and costs.

     (iv) The term “Seller” as used herein shall be deemed to include, but not be limited to, the owner of the Property or a party under contract to acquire the Property. The term “Buyer” as used herein shall be deemed to include, but not limited to, assignee of a Buyer.

8. REPRESENTATIONS: Seller represents and warrants to Listing Agency that it has the right to offer the Property for sale and further represents and warrants that it has the right and authority to execute and deliver such instruments as may be necessary to effectuate any transaction contemplated hereby. Listing Agency acknowledges that Seller is a public partnership and a sale of the Property may require consent by the limited partners pursuant to SEC regulations.

9. ENVIRONMENTAL MATTERS: Seller, directly or through whom a claim may be made by any other party or parties against the Listing Agency shall indemnify, defend and hold harmless the Listing Agency, its agents and employees from any loss, liability, damage, cost or expense, including without limitation, reasonable legal, accounting, consulting, engineering, court costs and other expenses related to the presence of storage tanks or the presence or release of hazardous substances, which are defined as those substances, materials, and wastes, including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (490 C.F.R. 172-101) or by the Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law, including, without limitation, any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyl, (iv) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sec. 1251, et seq. (33 U.S.C. Sec. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Sec. 1317), (v) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq. (42 U.S.C. Sec. 6903) or (vi) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sec. 9601, et seq. (42 U.S.C. Sec. 9601).

STANDARD FORM 571
© 7/2002
Agent Initials Sellers Initials

10. BANKRUPTCY: In the event that the Property comes under the jurisdiction of a bankruptcy court, Seller shall immediately notify the Listing Agency of the same and, if Seller is the subject of bankruptcy, shall promptly take all steps necessary to obtain court approval of Listing Agency’s appointment to sell the Property, unless Listing Agency shall elect to terminate this Agreement upon said notice.

11. INDEMNIFICATION: Seller represents and warrants that the information set forth herein and any other information as may be furnished by the Seller is correct to the best of Seller’s knowledge; Listing Agency shall have no obligation or responsibility for checking or verifying any such information. Further, Seller agrees to indemnify Listing Agency for any and all loss or damage sustained by Listing Agency as a result of Listing Agency’s or Seller’s furnishing such information to a buyer or anyone else.

12. LEASE PROTECTION PROVISION: In the event that the Property is leased during the term hereof, and this agreement does not specify the amount of such lease commissions, it is acknowledged that a commission shall be nonetheless earned upon execution of such lease agreement and payable in accordance with the terms of this agreement. The parties agree to act in good faith in determining that the commission is an amount reasonable in this area for the particular type of property in question.

13. PARTIES AND BENEFIT: This agreement shall be binding upon and inure to the benefit of the parties, their heirs, successors and assigns and their personal representatives. Each signatory to this agreement represents and warrants that he or she has full authority to sign this agreement on behalf of the party for whom he or she signs and that this agreement binds such party. This agreement contains the entire agreement of the parties and may not be modified except in writing signed by all of the parties hereto.

14. THE BROKER SHALL CONDUCT ALL HIS BROKERAGE ACTIVITIES IN REGARD TO THIS AGREEMENT WITHOUT RESPECT TO THE RACE, COLOR, RELIGION, SEX, NATIONAL ORIGIN, HANDICAP OR FAMILIAL STATUS OF ANY BUYER OR PROSPECTIVE BUYER, SELLER OR PROSPECTIVE SELLER.

THIS DOCUMENT IS A LEGAL DOCUMENT. EXECUTION OF THIS DOCUMENT HAS LEGAL CONSEQUENCES THAT COULD BE ENFORCEABLE IN A COURT OF LAW. THE NORTH CAROLINA ASSOCIATION OF REALTORS® MAKES NO REPRESENTATIONS CONCERNING THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR THE TRANSACTION TO WHICH IT RELATES AND RECOMMENDS THAT YOU CONSULT YOUR ATTORNEY.

LISTING AGENCY:	Grubb & Ellis/Bissell Patrick

(Name of Firm)

By:	/s/ Bailey W. Patrick	(SEAL)

Bailey W. Patrick

SELLER:

Individual:		Business Entity:

			Interstate Land Investors II	(SEAL)

	(SEAL)		(Name of Entity)

	(SEAL)	By:	/s/ James A. Gray	(SEAL)

Title: Asset Manager

STANDARD FORM 571
© 7/2002
Agent Initials Sellers Initials

LISTING AGREEMENT OF PROPERTY FOR SALE
ADDENDUM

1.	Indemnification: Listing Agency and Interstate Land Investors II mutually agree to indemnify, hold harmless, and defend each other, and any employee or agent thereof (each of the foregoing hereinafter referred to individually as the “Indemnified Parties”) against all liability, including reasonable attorneys’ fees and costs, to third parties (other than liability solely the fault of the Indemnified Party) arising from the acts or omissions of Listing Agency or Interstate Land Investors II or its agents in the performance of its obligations hereunder, or breach hereof. Listing Agency further agrees to indemnify, hold harmless, and defend Interstate Land Investors II, and any employee or agent thereof against all claims of intellectual property infringement arising from the products or services provided hereunder. Listing Agency’s and Interstate Land Investors II’s obligation to indemnify shall survive the expiration or termination of this Agreement by either party for any reason. Listing Agency and Interstate Land Investors II shall conduct the defense in any such third party action arising as described herein with counsel reasonably acceptable to the other party, which shall cooperate with such defense. Notwithstanding the foregoing, Interstate Land Investors II shall indemnify, save and hold harmless Listing Agency, its affiliates, and its representatives, from and against any and all costs, losses (including, without limitation, diminution in value), liabilities, damages, lawsuits, proceedings (whether formal or informal), investigations, judgments, orders, settlements, recoveries, obligations, deficiencies, claims and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, attorneys’ fees and all amounts paid in investigation, or settlement of any of the foregoing (collectively, “Damages”), incurred in connection with or arising out of or resulting from any legal proceedings initiated against Interstate Land Investors II where Listing Agency, due to no actions of its own, becomes a party to any litigation by third parties. The term “Damages” as used in this section is not limited to matters asserted by third parties against a party, but includes Damages incurred or sustained by a party in the absence of third party claims.

2.	Limitation of Liability: Neither Interstate Land Investors II nor LISTING AGENCY shall be liable to the other party for any indirect, special, consequential, incidental or punitive damages. This limitation shall not diminish either party’s obligation to indemnify, hold harmless and defend the other party under the terms of this Agreement.

3.	Insurance: For and during the term of this Agreement and for as long as Listing Agency is performing its obligations hereunder, Listing Agency shall secure and maintain at its own expense insurance of the following types and amounts:

A.	Commercial General Liability Insurance in an amount of not less than $1,000,000 per occurrence, subject to a $2,000,000 aggregate covering, without limitation, bodily injury (including death), personal injury, defamation, property damage including, and without limitation, all contractual liability for such injury or damage assumed by Listing Agency under this Agreement. This policy shall include products/completed operations coverage.

B.	Worker’s Compensation in accordance with all federal and state statutory requirements and Employer’s Liability Insurance in an amount of not less than $500,000 per accident for bodily injury and $500,000 per employee/aggregate for disease. Listing Agency and its underwriter shall waive subrogation against Interstate Land Investors II.

C.	Commercial Automobile Liability Insurance in an amount of not less than $1,000,000 combined single limit covering bodily injury (including death) and property damage for all owned, hired, and non-owned vehicles used by Listing Agency.

D.	Umbrella Liability Insurance with respect to subsections A, B, and C in an amount of not less than $5,000,000 combined single limit.

E.	Blanket Fidelity Bond with third party liability endorsement in an amount of not less than $2,000,000 covering the dishonest acts of all Listing Agency employees performing under this Agreement. Interstate Land Investors II shall be named loss payee as respects the Blanket Fidelity Bond.

F.	Claims Made Annual Aggregate Errors and Omissions in an amount of not less than $1,000,000.